UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Harley-Davidson, Inc.
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2025
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 5, 2025, Jared Dourdeville resigned from the board of directors (the “Board”) of Harley-Davidson, Inc. (the “Company”). A copy of the resignation letter is being furnished as Exhibit 17.1 to this Current Report on Form 8-K. At the time of his resignation, Mr. Dourdeville served on the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board.
In his final resignation letter attached to this Form 8-K, Mr. Dourdeville listed succession planning, board and governance, working culture and commercial execution, as reasons for his resignation.
The following facts address issues raised in Mr. Dourdeville’s resignation letter:
1.Up until December 2024, Mr. Dourdeville and representatives from H Partners were requesting Presiding Director, Tom Linebarger, and Chairman and Chief Executive Officer, Jochen Zeitz, to extend their commitment to continue leading the Company transformation for several additional years.
2.At a Board meeting in February 2025, Mr. Dourdeville voted in favor of all current Company Directors standing for reelection, without discussion or objection. At that time, while the Board was in the process of searching for a successor to the Chief Executive Officer, Mr. Dourdeville and H Partners continued to support a long-term commitment from Presiding Director Linebarger to continue leading the Company’s transformation.
3.In late March 2025, the Board evaluated three candidates for the CEO role and decided not to offer any of the candidates the role.
4.Mr. Dourdeville was not a dissenting voice in the boardroom as to matters he raised in his letter. In over three years on the Board, Mr. Dourdeville never voted against the Director majority on any matter, except one – the Board’s decision not to extend an offer to his preferred CEO candidate. Below is the timeline of Mr. Dourdeville’s resignation from the Board:
4.1.On Wednesday, March 26, 2025, the Board met with three CEO successor candidates.
4.2.On Friday, March 28, 2025, a Board meeting was held with each Director understanding their fiduciary duty to act independently and in the best interest of all shareholders. After each Board member had the opportunity to weigh in on the three CEO candidates, the Board decided not to extend an offer to any of the candidates.
4.3.On Tuesday evening, April 1, 2025, Mr. Dourdeville sent a letter to the Board demanding the immediate resignation of three Directors.
4.4.On Thursday, April 3, 2025, the Company filed its proxy statement recommending the reelection of all current Directors. That same day the Board e-mailed Mr. Dourdeville advising him that it was in the process of fully evaluating the points raised in his letter and proposing times for the entire Board to meet to formally discuss them. Mr. Dourdeville did not respond to this e-mail or object to the proposed plan.
4.5.On Friday, April 4, 2025, Mr. Dourdeville agreed to attend a meeting of the Board to be held on Monday, April 7, 2025, at 7:00 a.m. central, to discuss his April 1, 2025 letter and demands.
4.6.The following day, Saturday, April 5, 2025, Mr. Dourdeville resigned from the Board before the agreed Board meeting was able to take place.
5.The Company is in the final year of the Hardwire, its five-year strategic plan (2021-2025). During his tenure as a Director, Mr. Dourdeville did not voice concerns in the boardroom over the Hardwire strategic plan and he confirms in his resignation letter that elements of the plan were “central to his firm’s investment thesis.”
6.The Company has successfully executed the Hardwire, reinvigorating the brand during one of the most challenging operating environments in the history of the Company. While the Company has not been able to achieve its financial ambitions given the extremely challenging market environment, it has delivered a better total shareholder return than all but one of its peers in the motorcycle and powersports industries.
7.While the Company continues to evolve its operating model and working culture, it has largely used the same widely publicized hybrid and remote working model for certain salaried roles since Mr. Dourdeville joined the Board in February 2022, allowing the Company to benefit by hiring from national and international talent pools. Mr. Dourdeville never raised this as a concern in Board meetings or called for a change in approach.

8.Voluntary employee turnover at the Company in 2024 was the lowest in the Company’s recorded history, with 2023 being the second lowest. Employee engagement in 2024 was the highest since the survey was started in 2021. Mr. Dourdeville was aware of all of this as a member of the Human Resources Committee.
9.Mr. Dourdeville understood the rationale behind previous management retiring the loss-making legacy Sportster model and replacing it with several models from the RevMax family, including the Nightster. Additionally, he was aware that the Company confirmed when reporting its Q4 2024 earnings that it was “investing in new entry level models,” and had been for some years.
10.In his letter, we believe Mr. Dourdeville makes misleading statements relating to the Company’s activity in response to an activist campaign targeting the Company in 2024.
11.With the unprecedented downturn in the motorcycle and powersports industries, impacting the Company and its competitors, the Company has continued to work toward reducing dealer inventory and increasing dealer profitability, as Mr. Dourdeville is well aware.
In summary, as the Company continues its search for a new Chief Executive Officer and executes its other responsibilities, the Board will continue to engage with H Partners as a significant shareholder but each Director will continue to exercise their independent judgement and comply with their fiduciary duties in all matters on behalf of all shareholders.
In accordance with the requirements of Item 5.02 of Form 8-K, the Company will provide Mr. Dourdeville with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may include forward-looking statements that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Harley-Davidson, Inc., the Issuer or the Guarantor “believes,” “anticipates,” “expects,” “plans,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “sees,” “feels,” “commits,” “assumes,” “envisions,” or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments, or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this presentation. The risks and uncertainties that could cause actual results to materially differ from these statements include, among others, the ability of Harley-Davidson, Inc. to execute its business plans and strategies, including The Hardwire, each of the pillars, and the evolution of LiveWire as a standalone brand, as well as matters noted by Harley-Davidson, Inc. in its filings with the SEC including but not limited to those described under “Item 1A. Risk Factors” in the Annual Report on Form 10-K of Harley-Davidson, Inc. for the year ended December 31, 2024 filed with the SEC on February 26, 2025. These forward-looking statements speak only as of the date each statement was made, and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

17.1*	Letter of Resignation of Jared Dourdeville from the Board of Directors of the Company, dated April 5, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

* Confidential treatment has been requested with respect to portions of this document pursuant to Rule 24b-2 of the Securities Exchange Act. The redacted portions of this document were filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: April 10, 2025	/s/ Paul J. Krause
Paul J. Krause
Secretary